UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 13, 2026

Date of Report (Date of earliest event reported)

Quipt Home Medical Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-40413	N/A
(Commission File Number)	(IRS Employer Identification No.)

1019 Town Drive
Wilder, Kentucky	41076
(Address of principal executive offices)	(Zip Code)

(859) 878-2220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without Par Value	QIPT	The Nasdaq Capital Market
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On March 16, 2026 (the “Closing Date”), Quipt Home Medical Corp., a corporation existing under the laws of British Columbia (“Quipt”), announced the closing of its previously announced transaction with 1567208 B.C. Ltd., a company incorporated under the laws of British Columbia (the “Purchaser”), and REM Aggregator, LLC, a Delaware limited liability company (“Parent”), pursuant to the previously announced arrangement agreement dated December 14, 2025 (the “Arrangement Agreement”), by and among Quipt, the Purchaser and Parent. Pursuant to the terms of the Arrangement Agreement, among other things, the Purchaser acquired all of the issued and outstanding common shares (collectively, the “Shares”) of Quipt on the Closing Date for US$3.65 per Share in cash (the “Consideration”), by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

Item 1.01

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Parent obtained incremental debt financing for the purpose of facilitating the transactions contemplated by the Arrangement Agreement. On March 13, 2026, Parent entered into an amendment to that certain amended and restated credit and guaranty agreement, initially dated as of September 16, 2022 (as amended, restated, increased, extended, supplemented or otherwise modified from time to time, by and among, Parent, REM Borrower, LLC, a Delaware limited liability company, as the borrower, and Quipt, as a guarantor, and the other persons party thereto from time to time as loan parties, the lenders party thereto from time to time and First-Citizens Bank & Trust Company, as administrative agent, which provides for incremental revolving loan capacity.

Item 2.01. Completion of Acquisition or Disposition of Assets.

In connection with the Arrangement, at 12:01 a.m. (Vancouver Time) (the “Effective Time”) on the Closing Date, Purchaser acquired all of the issued and outstanding Shares of Quipt and Quipt became a wholly owned indirect subsidiary of Parent.

At the Effective Time, (i) each Share outstanding immediately prior to the Effective Time, other than Shares held by a dissenting holder of Shares who has validly exercised such holder’s dissent rights, was deemed to be assigned and transferred by the holder thereof to the Purchaser in exchange for the Consideration for each Share held; (ii) each option to purchase Shares (an “Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be unconditionally vested and exercisable and such Options were deemed to be surrendered and transferred to Quipt in exchange for a cash payment by or on behalf of Quipt in respect of each Share subject to each Option equal to the amount (if any) by which the Consideration exceeded the exercise price of such Option, subject to applicable tax withholdings, and such Option was cancelled immediately after its transfer; and (iii) each restricted share unit (an “RSU”) outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be transferred to Quipt in exchange for the Consideration for such RSU, subject to applicable tax withholdings, and such RSU was cancelled immediately after its transfer. The aggregate consideration payable by the Purchaser to acquire the Shares, Options and RSUs outstanding immediately prior to the Effective Time is approximately $173 million.

The foregoing description of the Arrangement Agreement and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which is attached as Exhibit 2.1 to Quipt’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 15, 2025, the terms of which are incorporated herein by reference.

The information contained in the Introductory Note and Items 3.01, 3.03, 5.01, 5.02 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Quipt notified the Nasdaq Stock Market (“NASDAQ”) that, as of the Effective Time, each Share issued and outstanding immediately prior to such time was acquired by the Purchaser. On the Closing Date, in connection with the completion of the Arrangement, Quipt requested NASDAQ to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Shares from the NASDAQ and deregister the Shares under Section 12(b) of the Exchange Act. Upon effectiveness of such Form 25, Quipt intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Company’s Shares under Section 12(g) the Exchange Act and request that Quipt’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

On the Closing Date, Quipt also notified the Toronto Stock Exchange (“TSX”) that the Arrangement had been completed. The Shares are expected to be delisted from the TSX on or about March 17, 2026. Quipt intends to promptly apply to cease to be a reporting issuer in each province and territory of Canada.

Trading of the Shares on the NASDAQ was halted prior to the opening of trading on the Closing Date. The Shares will cease trading on the TSX at the close of business on March 17, 2026.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

On March 16, 2026, in connection with the completion of the Arrangement, each Share that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Consideration at the Effective Time.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

In connection with the Arrangement, a change of control of Quipt occurred and Quipt became a wholly owned indirect subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Arrangement and in accordance with the Arrangement Agreement, effective as of the Effective Time, Mark Greenberg, Kevin Carter, and Brian Wessel resigned from Quipt’s board of directors (the “Board”) and any committees thereof, and the following persons were appointed to the Board: Stephen Griggs; Michael Niegsch; and Johnny Wilhelm. Gregory Crawford, Quipt’s Chief Executive Officer and a member of the Board prior to completion of the Arrangement, remains on the Board. Additionally, in accordance with the Arrangement Agreement and effective as of the Effective Time, Hardik Mehta (Chief Financial Officer and Principal Financial Officer) and Thomas Roehrig (Chief Accounting Officer and Principal Accounting Officer) resigned as officers of Quipt. Following the Effective Time, each of Hardik Mehta and Thomas Roehrig were reappointed as Quipt’s Chief Financial Officer and Chief Accounting Officer, respectively, and Stephen Griggs was appointed as Executive Chairman of Quipt. Gregory Crawford will continue to serve as Quipt’s Chief Executive Officer.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

Incorporated by reference is Exhibit 99.1 attached hereto, a press release issued by Quipt on March 16, 2026 announcing the completion of the Arrangement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1†	Arrangement Agreement, dated as of December 14, 2025, between Quipt Home Medical Corp., a British Columbia corporation, 1567208 B.C. LTD, a company existing under the laws of British Columbia and REM Aggregator, LLC, a Delaware company (incorporated by reference to Exhibit 2.1 to Quipt’s Current Report on Form 8-K filed on December 15, 2025)
99.1	Press release issued by Quipt Home Medical Corp. on March 16, 2026
104

Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quipt Home Medical Corp.

Date:	March 16, 2026	By:	/s/ Hardik Mehta
Hardik Mehta
Chief Financial Officer